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Exhibit B10(A)



                                   April 28, 1999



United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, AL 35233

Re: United Investors Annuity Variable Account
    File No. 33-12000

Gentlemen:

   We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 16 to the Form N-4 Registration Statement for the United Investors Annuity Variable Account. In giving this consent, we do not admit that we are in the category of the person whose consent is required under
Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP



                                   By: /s/ Frederick R. Bellamy
                                       -------------------------------
                                       Frederick R. Bellamy

FRB:dk